Exhibit 99.1

GTY TECHNOLOGY ANNOUNCES EXECUTIVE TRANSITIONS

•	Appoints TJ Parass, CEO of Questica, As GTY Technology CEO
•	Q1 Company Revenues Tracking to Previously Announced FY2020 Guidance
•	Company Continues its Review of Strategic Alternatives

(Boston, Massachusetts, March 30, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, announced today the appointment of TJ Parass as Chief Executive Officer of GTY, succeeding Stephen Rohleder who is leaving the company. Mr. Parass will also become a member of the GTY Board of Directors. Mr. Parass previously served as Founder and CEO of Questica, a business unit of GTY focused on multi-user budgeting, performance measures, transparency and data visualization software for governments, education & healthcare. Bill Green, a current GTY director who is one of GTY’s founding sponsors, will become Chairman of the Board.

Mr. Parass has been a well-regarded leader in the public sector and software space for over twenty-two years, having founded Questica in 1998. He has been instrumental in leading GTY’s budgeting segment, which generates nearly half of GTY’s revenues, as well as helping to drive key channel partnerships with our other leading businesses in the GovTech vertical (Sherpa, CityBase, eCivis, Bonfire, and Open Counter). He has been actively involved in driving operational efficiency across each of GTY’s business units and has overseen the implementation of centralized back office systems for accounting, HR, as well as sales and expense management. Mr. Parass has also played a key role in several of the company’s recent large customer wins.

“We are very pleased that TJ will be stepping into the CEO role at GTY today,” said Mr. Green. “Over the last year, he has shown unparalleled leadership skills, consistent outperformance as well as a commitment to efficiency and operational excellence. His knowledge from scaling the leading public sector SaaS budgeting solution over the last twenty years through multiple economic cycles makes him uniquely qualified for this role.”

“On behalf of the entire Board, we would like to thank Steve for his contribution to GTY as its business units transitioned to being part of a public company,” said Mr. Green. “Under Steve’s leadership, GTY grew an impressive 36% organically last year and forged strong channel partnerships and alliances. Steve and the team provided GTY with a public company foundation and structure of which we are all profoundly appreciative.”

Added Mr. Rohleder, “I am very proud of the progress we have made over the last thirteen months establishing and operationalizing GTY. I want to personally thank the GTY executive team for their leadership and contribution to our initial success. This move is the next logical step to position GTY as a market leader and to enhance profitability and growth. We have a very strong group of business unit leaders, and TJ Parass is a proven business operator.”

“I have been very fortunate to work with a great team at Questica over my career as well as my GTY business unit counterparts and colleagues this past year,” said Mr. Parass. “We have talented leaders at each of our business units who have built best-in-class capabilities in some of the fastest growing public sector segments. We will continue GTY’s focus on investing in innovation and client centric initiatives, factors that contribute to our market-leading net promoter scores across each of our companies. We believe, especially in this environment, that the movement towards the public sector cloud has even more long-term momentum as citizens desire remote transaction processing and transparency, and governments need simple, cost-efficient online implementations that are secure. I am excited and grateful for the opportunity to lead GTY and to continue to deliver on our vision. GTY Technology brought together six entrepreneurs who are deeply committed to the future of our business; together with these talented individuals, I look forward to the challenge of shaping our organization to meet the significant challenges of today and the growth opportunities of tomorrow.”

GTY also announced that David Farrell, the CEO of GTY’s Sherpa business unit, has been appointed to also be Chief Operating Officer of GTY. Mr. Farrell founded Sherpa which has been a leader in state and large city budgeting software and the highest margin generator among GTY’s business units.

Q1 Company Revenues Tracking to Previously Announced FY2020 Guidance

The Company also announced that it expects Q1 non-GAAP revenues to track to its previously announced FY 2020 guidance. At the same time, the Company is continuing to monitor the ever-evolving situation with COVID-19 and its impact on revenues for the remainder of the year.

Company Continues Its Review of Strategic Alternatives

On February 14, 2020, GTY announced that it was reviewing a broad range of potential strategic alternatives focused on maximizing shareholder value with Credit Suisse as its financial advisor. “GTY is continuing to review strategic alternatives to strengthen not just our operating structure in these unprecedented times but also to best position the company to be cash flow breakeven and self-sufficient,” said Harry You, co-founder and Vice-Chairman. “As entrepreneurs and founders, TJ and his team are adept at running a capital efficient business, having a 20-year history of outperforming both on the top and bottom line. Managing cash, continuing to accelerate strong organic growth driven by ROIC at each business unit, and effecting operational efficiencies will be TJ’s top priorities in his new role. While today’s challenging business conditions create profound headwinds, we believe GTY has many strengths in this environment with our public sector focus, fundamentals of a strong SaaS business model, and TJ’s commitment to operate in a capital efficient manner.”

ABOUT GTY TECHNOLOGY HOLDINGS INC.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides government payment software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to consummate any proposed transaction with respect to the previously announced review of strategic alternatives; (2) the lack of actionable alternatives being identified in connection with the strategic alternative review; (3) risks relating to the substantial costs and diversion of personnel’s attention and resources due to the strategic alternative review; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) our ability to raise or borrow funds on acceptable terms; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) the impact of the coronavirus outbreak, or similar global health concerns, on our operations and customer base; and (9) other risks and uncertainties included in the company’s registration statement on Form S-1 (File No. 333-229926), including those under “Risk Factors” therein, and in the company’s other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.